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                                                                 Exhibit 10.4.9

                              TERMINATION AGREEMENT


         This Termination Agreement is entered into on this 30th day of April, 2001, by and between Ballantyne of Omaha, Inc., a Delaware corporation, with its principal place of business located at 4350 McKinley Street, Omaha, Nebraska 68112 (hereinafter "Company") and Ray F. Boegner,
1144 South 185th Circle, Omaha, Nebraska 68130 (hereinafter "Executive").
         WHEREAS, the Company and Executive entered into an Employment Security Agreement dated the 26th day of October, 1999, and
         WHEREAS, the parties hereto desire to terminate and cancel said Agreement.
         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, it is agreed by and between the parties as follows:
                  1. That certain Employment Security Agreement entered into between the parties on the 26th day of October, 1999, is hereby terminated and cancelled effective immediately, and each party is released from any and all further obligations thereunder.
                  2. Nothing herein contained shall in any way affect the rights of each of the parties under the Employment Agreement entered into on November 20, 1996, as amended on October 25, 1999, which shall remain in full force and effect.
         DATED at Omaha, Nebraska, this 30th day of April, 2001.

                                            BALLANTYNE OF OMAHA, INC.


                                       By:  /s/  John Wilmers
                                          --------------------------------------
                                          President

                                            /s/  Ray F. Boegner
                                          --------------------------------------
                                          Executive